QuickLinks -- Click here to rapidly navigate through this document

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IDAHO POWER COMPANY
(Exact name of registrant as specified in its charter)

Idaho (State or other jurisdiction of incorporation or organization)	82-0130980 (I.R.S. Employer Identification Number)

1221 West Idaho Street
Boise, Idaho 83702-5627
(208) 388-2200
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

J. LaMont Keen President and Chief Executive Officer Idaho Power Company 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200	Darrel T. Anderson Senior Vice President—Administrative Services and Chief Financial Officer Idaho Power Company 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200	Thomas R. Saldin, Esq. Senior Vice President and General Counsel Idaho Power Company 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Copies to:
 Elizabeth W. Powers, Esq.
Dewey & LeBoeuf LLP
125 West 55th Street
New York, New York 10019
(212) 424-8000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1) (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (2) (3)	Amount of registration fee (3)

First Mortgage Bonds
Debt Securities
Total	$350,000,000	100%	$350,000,000	$10,745

(1)
Such indeterminate amount of first mortgage bonds and debt securities of Idaho Power Company as may from time to time be issued at indeterminate prices.

(2)
Such amount as shall result in an aggregate initial offering price for all securities of $350,000,000.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Accordingly, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per unit.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 4, 2007

PROSPECTUS

$350,000,000
 IDAHO POWER COMPANY
 First Mortgage Bonds
Debt Securities

        We may offer from time to time, in one or more series:

  •
  our first mortgage bonds and

  •
  our unsecured debt securities.

        We may offer these securities in any combination in one or more offerings up to a total amount of $350,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        We may offer these securities directly or through underwriters, agents or dealers, as described in the "Plan of Distribution." The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.

        Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

        Investing in our securities involves risks. Please see "Risk Factors" on page 1 of this prospectus as well as the risk factors in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        , 2007

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell securities and seeking offers to buy securities only in states where offers and sales are permitted.

        The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereunder.

        Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to the "Company," "we," "us" and "our" or similar terms are to Idaho Power Company.

i

RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risk factors described in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus as well as those included in any prospectus supplement hereto. Our subsequent filings with the Securities and Exchange Commission may contain amended and updated discussions of significant risks.

        The risks and uncertainties that we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

FORWARD-LOOKING STATEMENTS

        In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are hereby filing cautionary statements. You should read these cautionary statements with the cautionary statements and risk factors under "Risk Factors" in this prospectus and in any prospectus supplement and with those included in our most recent Annual Report on Form 10-K and in any other reports that we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus.

        These cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made by us or incorporated by reference in this prospectus or any prospectus supplement. Any statements that express or involve discussions about expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical facts and may be forward-looking. These statements often, but not always, use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "may result," "may continue" or similar expressions. Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors. These factors are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

  •
  changes in and compliance with governmental policies, including new interpretations of existing policies, and regulatory actions and regulatory audits, including those of the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council, the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the Internal Revenue Service with respect to allowed rates of return, industry and rate structure, day-to-day business operations, acquisition and disposal of assets and facilities, operation and construction of plant facilities, provision of transmission services, relicensing of hydroelectric projects, recovery of purchased power expenses, recovery of other capital investments, present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs, and other refund proceedings

  •
  changes arising from the Energy Policy Act of 2005

  •
  litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability

  •
  changes in and compliance with environmental, endangered species and safety laws and policies

  •
  weather variations affecting hydroelectric generating conditions and customer energy usage

  •
  over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities

  •
  construction of power generating, transmission and distribution facilities including an inability to obtain required governmental permits and approvals, and risks related to contracting, construction and start-up

  •
  operation of power generating facilities including breakdown or failure of equipment, performance below expected levels, competition, fuel supply, including availability, transportation and prices, and availability of transmission

  •
  blackouts or other disruptions of Idaho Power Company's or the western interconnected transmission systems

  •
  impacts from the potential formation of a regional transmission organization or the development of another transmission group

  •
  population growth rates and demographic patterns

  •
  market demand and prices for energy, including structural market changes

  •
  changes in operating expenses and capital expenditures, including costs and availability of materials and commodities, and fluctuations in sources and uses of cash

  •
  results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by factors such as credit ratings and general economic conditions

  •
  actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria

  •
  homeland security, natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire, acts of war or terrorism

  •
  market conditions that could affect the operations and prospects of IDACORP's subsidiaries or their competitors

  •
  increasing health care costs and the resulting effect on medical benefits paid for employees

  •
  performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to pension plans, as well as the reported costs of providing pension and other postretirement benefits

  •
  increasing costs of insurance, changes in coverage terms and the ability to obtain insurance

  •
  changes in tax rates or policies, interest rates or rates of inflation

  •
  adoption of or changes in critical accounting policies or estimates and

  •
  new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.

        Any forward-looking statement speaks only as of the date on which we make the statement. New factors emerge from time to time; we cannot predict all factors or assess the impact of any emerging factors on our business, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

ABOUT IDAHO POWER COMPANY

        We are an electric public utility incorporated under the laws of the State of Idaho in 1989 as successor to a Maine corporation organized in 1915. In 1998, we reorganized into a holding company structure and became the principal subsidiary of IDACORP, Inc. IDACORP, Inc. owns all of our outstanding common stock.

        We are engaged in the purchase, generation, transmission, distribution and sale of electric energy in a 24,000 square mile area in southern Idaho and eastern Oregon, with an estimated population of 943,000. We hold franchises in 71 cities in Idaho and nine cities in Oregon and hold certificates from the respective public utility regulatory authorities to serve all or a portion of 24 counties in Idaho and three counties in Oregon. We own and operate 17 hydroelectric generation developments, two natural gas-fired plants and one diesel-powered generator and share ownership in three coal-fired generating plants. As of September 30, 2007, we supplied electric energy to approximately 479,000 general business customers. We rely heavily on hydroelectric power for our generating needs and are one of the nation's few investor-owned utilities with a predominantly hydroelectric generating base.

RATIOS OF EARNINGS TO FIXED CHARGES

	Twelve Months Ended December 31,										Nine Months Ended September 30, 2007
	2002		2003		2004		2005		2006
Ratio of Earnings to Fixed Charges	2.36	x	2.30	x	2.42	x	2.83	x	3.12	x	2.88x
Supplemental Ratio of Earnings to Fixed Charges (1)	2.33	x	2.26	x	2.38	x	2.78	x	3.06	x	2.83x

(1)
Includes interest on the guaranty of the American Falls Reservoir District bonds and Milner Dam, Inc. notes.

DESCRIPTION OF FIRST MORTGAGE BONDS

        We will issue the first mortgage bonds offered in this prospectus under our Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937. Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, is the corporate trustee, and Stanley Burg serves as individual trustee. We have amended and supplemented this indenture in the past and will supplement it again by one or more supplemental indentures relating to these first mortgage bonds.

        This section briefly summarizes the material provisions of the indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete. The indenture is on file with the Securities and Exchange Commission, and we incorporate it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definitions of some terms used in this summary.

        We issue bonds in series. Each series of bonds may have different terms. We will include all of the following information about a specific series of bonds in the prospectus supplement relating to those bonds:

  •
  the designation and series of the bonds

  •
  the aggregate principal amount of the bonds

  •
  the offering price of the bonds

  •
  the date or dates on which the bonds will mature

  •
  the interest rate or rates for the bonds, or how we will determine the interest rate or rates

  •
  the dates on which we will pay the interest on the bonds

  •
  the denominations in which we may issue the bonds

  •
  the terms pursuant to which we may redeem the bonds, if any

  •
  whether we will issue all or a portion of the bonds in global form and

  •
  any other terms or provisions relating to the bonds that are not inconsistent with the provisions of the indenture.

        Form and Exchange.    Unless we state otherwise in the prospectus supplement:

  •
  we will issue the bonds in fully registered form without coupons

  •
  a holder of bonds may exchange bonds, without charge, for an equal aggregate principal amount of bonds of the same series, having the same issue date and with identical terms and provisions and

  •
  a holder of bonds may transfer bonds, without charge, other than applicable stamp taxes or other governmental charges.

        See "Book-Entry System" for a description of additional requirements as to the form and method of exchange of bonds. We will describe any additional requirements as to the form and method of exchange of bonds in the prospectus supplement.

        Interest and Payment.    We will pay principal, premium, if any, and interest in U.S. dollars at Deutsche Bank Trust Company Americas in New York City, and, at our option, at our office in Boise, Idaho.  Indenture, Section 35

        Maintenance Requirements.    We will file a certificate with the corporate trustee within 90 days after the close of each calendar year stating that:

  •
  we have made the necessary expenditures to maintain our property in good condition as an operating system or

  •
  we will designate an additional amount that should be spent for this purpose.

If we designate an additional amount, we must deliver to the corporate trustee, within 30 days, cash equal to that amount less the following deductions:

  •
  expenditures made after the close of the year to maintain the property and

  •
  any allowances for waiver of our right to issue additional bonds under the indenture.

Indenture, Section 38

        We may withdraw this cash for reimbursement for later expenditures on:

  •
  property maintenance, repairs, renewals and replacements

  •
  waiver of our right to issue additional bonds under the indenture or

  •
  the purchase or redemption of bonds of any series, unless a supplemental indenture provides otherwise for a particular series of bonds.

We must spend or appropriate 15% of our annual gross operating revenues for maintenance, retirement or amortization of our properties. We may, however, anticipate or make up these expenditures or appropriations within the five years that immediately follow or precede a particular year.  Indenture, Section 38; Second Supplemental, Section 15

        Improvement or Sinking Fund.    There is no sinking or improvement fund requirement.

        Security.    The indenture secures all bonds issued under the indenture equally and ratably, without preference, priority or distinction. We may issue additional first mortgage bonds in the future, and those first mortgage bonds will also be secured by the indenture. In the opinion of our general counsel, the lien of the indenture constitutes a first mortgage on all the properties that we own, except as discussed below, subject only to liens for taxes and assessments that are not delinquent and minor excepted encumbrances. Certain of our properties are subject to easements, leases, contracts, covenants, compensation awards and similar encumbrances and minor defects and clouds common to properties. In the opinion of our general counsel, none of these interferes with our operations.

        The indenture does not create a lien on the following excepted property:

  •
  revenues or profits, or notes or accounts receivable, contracts or choses in action, except as permitted by law during a completed default

  •
  securities or cash, except when pledged or

  •
  merchandise or equipment manufactured or acquired for resale.

        The indenture creates a lien on our interest in property that we subsequently acquire other than excepted property, subject to limitations in the case of consolidation, merger or sale of substantially all our assets.  Indenture, Section 87 We have covenanted to execute and deliver instruments that are necessary to carry out the purposes of the indenture and to create a lien on after-acquired property that the indenture covers. Granting Clauses

        The indenture does not contain any covenants or other provisions to provide holders of the first mortgage bonds special protection in the event of a highly leveraged transaction.

        Issuance of Additional Bonds.    The indenture limits the aggregate principal amount of bonds at any one time outstanding to $1.5 billion. We may amend the indenture and increase this amount without consent of the holders of first mortgage bonds.  Indenture, Sections 22 and 121; Forty-second Supplemental, Article I The indenture contains some restrictions on increasing the amount of prior lien bonds.  Indenture, Section 46

        We may issue additional bonds that rank equally with the bonds in principal amount equal to:

  •
  60% of the cost or fair value, whichever is less, of property additions made after December 31, 1943, less the amount of prior lien bonds thereon  Indenture, Article V, Second Supplemental, Sections 10 and 13

  •
  the principal amount of first mortgage bonds or prior lien bonds referred to above, retired or then to be retired Indenture, Articles V and VI or

  •
  the amount of cash that we deposit with the corporate trustee for the purpose, which we may withdraw on the same basis as bonds may be issued  Indenture, Article VII.

        We may not issue bonds as provided above, with certain exceptions, unless we meet a net earnings requirement. Generally, the indenture requires that our net earnings must be at least twice the annual interest requirements on all outstanding debt of equal or prior rank, including the bonds that we propose to issue. Under certain circumstances, the net earnings test does not apply, including the issuance of refunding bonds to retire outstanding bonds which mature in less than two years or which are of an equal or higher interest rate, or prior lien bonds.

        We calculate net earnings before deduction of:

  •
  property retirement expenses, depreciation or depletion

  •
  interest expense on indebtedness

  •
  amortization of debt discount and expense and

  •
  any taxes measured by or dependent on net income.

We may include only a limited amount of revenue from property not subject to the lien of the indenture in net earnings.  Indenture, Sections 7, 27 and Article VI

        Property additions consist of electric or gas property, or property used in connection therewith. Property additions exclude securities, contracts or choses in action, merchandise and equipment for consumption or resale, materials and supplies, property used principally for production or gathering of natural gas, or any power sites and uncompleted works under Idaho state permits. In determining net property additions, we deduct all retired funded property from gross property additions except to the extent of certain credits with respect to released funded property. Indenture, Section 4 The indenture restricts issuance of bonds and taking other credits under the indenture based on property additions subject to prior liens to no more than 15% of all bonds outstanding. However, the prior liens must not exceed 50% of the cost or fair value, whichever is less, of these property additions.  Indenture, Section 26

        As of September 30, 2007, we could issue under the indenture approximately $737 million of additional first mortgage bonds based on unfunded property additions and $452 million of additional first mortgage bonds based on retired first mortgage bonds.

        We estimate that at September 30, 2007, unfunded property additions were approximately $1.228 billion.

        Release of Properties.    Generally, we may release property from the lien of the indenture by doing the following:

  •
  depositing cash with the corporate trustee

  •
  substituting property additions or

  •
  waiving our right to issue additional bonds on the basis of retired bond credits, without application of the net earnings test.

Indenture, Section 59

        Actions Without Trustees' Release or Consent.    Unless we are in default in the payment of interest on any outstanding bonds or one or more of the completed defaults described under the caption "Events of Default" below have occurred and are continuing, we may, without the trustees' release or consent, and without providing a report to the trustees or depositing with them the consideration we receive:

  •
  sell or otherwise dispose of any machinery, equipment, tools, implements or other property, which has become old, inadequate, obsolete, worn out, unfit or unadapted for use in our operations, after we replace that property with other property which has at least equal value and is subject to no additional liens

  •
  cancel or make changes or alterations in or substitutions of any contracts, leases or rights of way grants or

  •
  surrender or assent to the modification of any right, power, franchise, license, governmental consent or permit under which we may be operating, if, in the opinion of our board of directors, stated in a resolution filed with the corporate trustee, the surrender or modification is desirable in the conduct of our business and does not impair the security of outstanding bonds.

Indenture, Section 58

        Amendment of the Indenture.    Generally we may modify or amend the indenture with the consent of the holders of 60% in principal amount of all outstanding first mortgage bonds. However, when an amendment does not affect all series of first mortgage bonds, holders of 60% of the principal amount of all outstanding first mortgage bonds of each series affected must also consent to the amendment.

        Unless each bondholder consents, we cannot make the following modifications:

  •
  impair the right of any bondholder to receive payment on its bond when due or to sue for any overdue payment

  •
  create any lien equal or prior to the lien of the indenture

  •
  deprive any bondholder of a lien upon the mortgaged and pledged property or

  •
  reduce the bondholder vote necessary to amend the indenture.

Indenture, Sections 113, 121; Twenty-third Supplemental, Section 9; Thirty-sixth Supplemental, Section 9

        Events of Default.    The following are defaults, sometimes called completed defaults, under the indenture:

  •
  failure to pay the principal of any bond when due and payable whether at maturity or otherwise

  •
  failure to pay interest on any bond for 60 days

  •
  failure to pay principal of or interest on any outstanding prior lien bond beyond the grace period, if any, in the prior lien bond

  •
  failure to observe a covenant not to, without the corporate trustee's written approval,

  •
  go into voluntary bankruptcy or insolvency, apply for or consent to the appointment of a receiver or trustee for us or our property in any judicial proceedings or make any general assignment for the benefit of creditors or

  •
  suffer to be made and remain unvacated for a period of 90 days any order for the appointment of a receiver or trustee for us or our property in any proceeding instituted by a creditor, or any final order appointing such a receiver or trustee in any other proceeding or any order adjudicating us to be bankrupt or insolvent or

  •
  failure to perform other covenants, agreements or conditions contained in the indenture for 90 days after the corporate trustee gives us notice.

Indenture, Section 65

        Discharge.    The indenture will be cancelled and discharged when all indebtedness secured by the indenture is paid, including charges of the trustees.

        In addition, first mortgage bonds will be considered paid and not to be outstanding for any purpose under the indenture when we have irrevocably deposited with the trustee

  •
  sufficient cash or

  •
  an amount of direct obligations of, or obligations guaranteed by, the United States government or obligations which are collateralized by obligations of the United States government which, in the opinion of an independent accountant and the opinion of our officers, will provide sufficient funds, without regard to reinvestment thereof, together with any deposited cash to pay when due the principal of, and premium, if any, and interest to the maturity date or redemption date of such first mortgage bonds, provided that in the case of redemption, proper notice shall have been given or appropriate arrangements have been made with the corporate trustee for the giving of notice.

Indenture, Section 106 and Twenty-seventh Supplemental Indenture, Section 10

        Miscellaneous.    The indenture provides that the corporate trustee, upon request of the holders of a majority in interest of the outstanding first mortgage bonds, if properly indemnified to its satisfaction, must take action to enforce the lien of the indenture.  Indenture, Section 92; Sixth Supplemental, Article XXIII

        We covenant in the indenture to deliver a certificate to the trustee annually, within 90 days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture. Various supplemental indentures

        Concerning the Corporate Trustee.    We and our affiliates may conduct banking transactions with the corporate trustee in the normal course of business.

DESCRIPTION OF DEBT SECURITIES

        We will issue the debt securities offered in this prospectus under our Debt Securities Indenture, dated as of August 1, 2001. Deutsche Bank Trust Company Americas is the trustee under the indenture. We may amend and supplement this indenture and will supplement it by one or more supplemental indentures relating to these debt securities.

        This section briefly summarizes the material provisions of the debt securities indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete. The indenture is on file with the Securities and Exchange Commission, and we incorporate it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definition of some terms used in this summary. In the summary below, we include references to section numbers of the indenture so that you can easily locate these provisions.

        The debt securities that we may issue under this indenture will be unsecured. The indenture does not limit the amount of debt securities that we may issue; it does not restrict the amount or type of other debt that we may issue or contain any other provisions that would afford holders of the debt securities protection in the event of a highly leveraged transaction. We may use other indentures or documentation containing provisions different from those included in the indenture under which we are offering these debt securities in connection with future issues of debt securities. We may also offer our first mortgage bonds, which are secured indebtedness and which are described above under the caption "Description of First Mortgage Bonds." As of September 30, 2007, there were $1,091,100,000 in aggregate principal amount of our first mortgage bonds outstanding.

        The debt securities that we are offering in this prospectus will rank equal in right of payment to our other unsecured indebtedness that is outstanding now or that we may issue in the future, except for any indebtedness that, by its terms, is subordinate to these debt securities.

        We will issue debt securities in series. Each series of debt securities may have different terms and, in some cases, debt securities of the same series may have different terms. The prospectus supplement relating to a particular series of debt securities will contain the following information about those debt securities:

  •
  the title of the series

  •
  any limit on the aggregate principal amount of the series

  •
  the date or dates on which we will issue the debt securities of that series and on which we will pay the principal amount and any premium

  •
  the rate or rates at which the debt securities of that series will bear interest, or how we will determine the rate or rates

  •
  the date or dates from which interest will accrue

  •
  the dates on which we will pay interest on the debt securities of that series and the regular record dates for the interest payment dates

  •
  the place or places where we will pay the principal of, premium, if any, and interest, if different from those we describe in this prospectus

  •
  any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder

  •
  the denominations in which we will issue the debt securities of that series, if other than denominations of $1,000 and any integral multiple of $1,000

  •
  the provisions for the satisfaction and discharge of the indenture if different from those we describe in this prospectus and

  •
  any other terms of the debt securities of the series.

        Form and Exchange.    Unless we state otherwise in the prospectus supplement:

  •
  we will issue the debt securities in fully registered form without coupons

  •
  a holder of debt securities may exchange debt securities, without charge, for an equal aggregate principal amount of debt securities of the same series, having the same issue date and with identical terms and provisions and

  •
  a holder of debt securities may transfer debt securities, without charge, other than applicable stamp taxes or other governmental charges.

Indenture, Sections 3.1, 3.2 and 3.6

        Unless we state otherwise in the prospectus supplement, the transfer of debt securities may be registered and exchanged at the corporate trust office of the trustee, in New York, New York, as security registrar. We may change the place for registration of transfer and exchange. We may designate one or more additional places for registration and exchange, all at our discretion.

        We are not required to execute or to provide for the registration of transfer or exchange of any debt security

  •
  during a period of 15 days prior to giving any notice of redemption with respect to that debt security or

  •
  that has been selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Indenture, Sections 3.6 and 4.2

        See "Book-Entry System" for a description of additional requirements as to the form and method of exchange of debt securities. We will describe any additional requirements as to the form and method of exchange of debt securities in the prospectus supplement.  Indenture, Section 3.1

        Payment of Interest.    Unless we state otherwise in the prospectus supplement, we will pay interest on each debt security to the person in whose name the debt security is registered as of the close of business on the regular record date for that interest payment date. If we have defaulted in the payment of interest on any debt security, we may pay the defaulted interest to the holder of the debt security as of the close of business on a special record date that is not less than 10 days prior to the date we propose to pay the defaulted interest. Notice of the special record date will be given by mail at least 15 days before the special record date. We may also pay defaulted interest in any other lawful manner permitted by requirements of any securities exchange on which the debt security may be listed, if the trustee deems that manner of payment practicable. Indenture, Section 3.8

        Unless we state otherwise in the prospectus supplement, we will pay the principal of and premium, if any, and interest at maturity at the corporate trust office of the trustee, in New York, New York, as our paying agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. Indenture, Section 4.2

        Redemption.    We will describe any terms for the optional or mandatory redemption of a particular series of debt securities in the prospectus supplement. Unless we state in the prospectus supplement that the debt securities of that series are redeemable at the option of a holder, debt securities will be redeemable only at our option. In order to exercise our right to redeem any debt security, we must give the holder notice by mail at least 30 days prior to the date fixed for redemption. If we want to redeem fewer than all the debt securities of a series, the trustee will choose the particular debt securities to be redeemed by a method of random selection, substantially pro rata, that the trustee believes is fair and appropriate and which complies with the requirements of the principal national securities exchange, if any, on which the debt securities of that series are listed. If the debt securities to be redeemed have different terms and different maturities, we may select the particular debt securities to be redeemed.

        Unless we state otherwise in the prospectus supplement, if we are redeeming the debt securities at our option, the redemption will be conditional upon the paying agent or agents receiving from us, on or prior to the date fixed for redemption, enough money to redeem all of the debt securities called for redemption, including accrued interest, if any. If sufficient money has not been received, the notice will not be effective and we will not be required to redeem the debt securities.  Indenture, Section 14.2

        Consolidation, Merger or Sale.    The indenture provides that we will not consolidate with, merge with or into any other person, whether or not we are the survivor, or sell, assign, transfer or lease all or substantially all of our properties and assets as an entirety or substantially as an entirety to any person or group of affiliated persons, in one transaction or a series of related transactions, unless:

  •
  the successor person, if we are not the survivor, is a person organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes in writing all of our obligations under the outstanding debt securities and the indenture

  •
  immediately before and after giving effect to the transaction or series of transactions, no event of default, and no default, shall have occurred and be continuing and

  •
  we deliver to the trustee an officer's certificate and an opinion of counsel stating that the transaction and the supplemental indenture comply with the indenture.

Indenture, Article Eleven

        Events of Default.    The following are events of default with respect to any series of debt securities:

  •
  failure to pay the principal of, or premium, if any, on, any debt security of that series when due and payable at maturity, and upon redemption, and the time for payment has not been extended or deferred, but excluding any failure by us to deposit money in connection with any redemption that is at our option

  •
  failure to pay interest on any debt security of that series when due and our failure continues for 30 days, and the time for payment has not been extended or deferred

  •
  failure to make a sinking fund payment when due with respect to debt securities of that series

  •
  failure to observe or perform any other covenant, warranty or agreement contained in the debt securities of that series or in the indenture, other than a covenant, agreement or warranty included in the indenture that is specifically dealt with in another event of default, and our failure continues for 60 days after the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have given us written notice

  •
  a court enters a decree or order for relief that remains unstayed and in effect for 60 consecutive days in respect of us in an involuntary case under any applicable bankruptcy, insolvency or similar law

  •
  appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for us or for any substantial part of our property or

  •
  ordering the winding up or liquidation of our affairs

  •
  we commence a voluntary case under any applicable bankruptcy, insolvency or similar law

  •
  we consent to the entry of an order for relief in an involuntary case under any applicable bankruptcy, insolvency or similar law

  •
  we consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for us or for any substantial part of our property

  •
  we make any general assignment for the benefit of creditors and

  •
  any other event of default with respect to debt securities of that series specified in the applicable prospectus supplement.

Indenture, Section 6.1

        An event of default with respect to the debt securities of any series does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. Unless we cure the default, the trustee is required to give notice of any default known to it within 90 days after the default has occurred; the term "default" includes any event which after notice or passage of time or both would be an event of default. Except in the case of a default in payment, the trustee is protected in withholding notice if and so long as the board of directors, the executive committee or directors or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the holders.  Indenture, Section 6.11

        If an event of default with respect to debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the trustee if given by the holders, may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding debt securities of that series to be due and payable immediately. The holders of a majority of the principal amount of the outstanding debt securities of that series, upon the conditions provided in the indenture, may rescind an acceleration and its consequences with respect to that series.

        If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.  Indenture, Section 6.1

        The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, subject to the right of the trustee to decline to follow instructions that would be unlawful, expose the trustee to personal liability or be unduly prejudicial to the interests of holders who do not join in the direction.  Indenture, Section 6.9

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity.  Indenture, Section 7.2

        The indenture provides that we must periodically file statements with the trustee regarding compliance by us with all conditions and covenants contained in the indenture.  Indenture, Section 4.6

        Modification of Indenture.    We may modify the indenture, without notice to or the consent of any holders of debt securities, with respect to certain matters, including:

  •
  to add one or more covenants or other provisions for the benefit of holders of debt securities of one or more series or to surrender any of our rights or powers and

  •
  to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture.

Indenture, Section 10.1

        In addition, we may modify certain of our rights and obligations and the rights of holders of the debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities affected by the modification.  Indenture, Section 10.2

        No amendment or modification may, without the consent of each holder of any outstanding debt security affected:

  •
  change the stated maturity of any debt security

  •
  reduce the principal amount of, or the rate of interest on, or the amount of any premium on, or extend the time for payment or change the method of calculating interest on, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity

  •
  impair the right to institute suit for the enforcement of any payment with respect to any debt security

  •
  reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, or to waive compliance with certain provisions of the indenture or defaults or events of default and their consequences or

  •
  subordinate any debt securities to any other of our indebtedness.

Indenture, Section 10.2

        Waiver.    The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to that series, except payment and bankruptcy defaults. Indenture, Section 6.10

        Defeasance.    Unless we state otherwise in the prospectus supplement relating to the debt securities of a particular series, the indenture provides that we shall be discharged from our obligations under the indenture with respect to any series of debt securities at any time prior to the maturity date or redemption of that series when we meet certain requirements specified in the indenture, including

  •
  when we have irrevocably deposited with the trustee, in trust,

  •
  sufficient funds to pay the principal of and premium, if any, and interest to the maturity date or redemption on, the debt securities of that series or

  •
  an amount of direct obligations of, or obligations guaranteed by, the United States government as will be sufficient, without consideration of any reinvestment of any accrued income on those obligations, to pay when due the principal of and premium, if any, and interest to the maturity date or redemption on, the debt securities of that series and

  •
  when we have paid all other sums payable with respect to the debt securities of that series.

        Upon the discharge of the indenture with respect to a particular series, the holders of debt securities of that series shall no longer be entitled to the benefits of the indenture, except for purposes of registration of transfer, exchange and replacement of lost, stolen or mutilated debt securities.  Indenture, Sections 12.1 and 12.2

        Concerning the Trustee.    We and our affiliates may conduct banking transactions with the trustee in the normal course of business.

BOOK-ENTRY SYSTEM

        We may issue all or some of the first mortgage bonds and debt securities in book-entry form, which means that global notes, not certificates, will represent the securities. If we issue global notes representing any securities, the following provisions will apply to all book-entry notes:

        The Depository Trust Company, New York, NY, which we refer to as "DTC", will act as securities depository for the notes.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

        We will issue the notes as fully-registered securities registered in the name of Cede & Co. or such other name as an authorized representative of DTC may request. We will issue one fully-registered security for each issue of the notes, each in the aggregate principal amount of the issue, and we will deposit the certificate with the corporate trustee to hold as agent for DTC. We and the trustee will treat Cede & Co. as the absolute owner of the notes for all purposes.

        Only direct participants may make purchases of notes under DTC's system. Upon a participant's purchase, DTC will enter a credit for the notes in its records under such participant's account. The ownership interest of each actual purchaser, the beneficial owner, is in turn recorded on the participant's records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction.

Each participant will record transfers of ownership interests in the notes by making an entry on the participant's books. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

        To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as an authorized representative of DTC may request. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

        We will send redemption notices to DTC. If we are redeeming less than all of the notes, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        Neither DTC nor Cede & Co. or such other DTC nominee, will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, identified in a listing attached to the omnibus proxy.

        The paying agent will make principal and interest payments on the notes to Cede & Co., or such other nominee as an authorized representative of DTC may request. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detailed information from us or our agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices as is the case with securities held for the accounts of customers in bearer form or registered in street name. Payment by participants to beneficial owners is the responsibility of the participants and not DTC, any agents or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility or the responsibility of our paying agents. Disbursement of these payments to direct participants is the responsibility of DTC, and disbursement of these payments to the beneficial owners is the responsibility of participants.

        DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or to our agent. In the event that this occurs and a successor securities depositary is not appointed, we will print and deliver certificated notes in exchange for the notes represented by the global securities held by DTC.

        We may decide to discontinue use of the system of book-entry-only transfers through DTC, or a successor securities depositary. In that event, we will print and deliver certificated notes in exchange for the notes represented by the global securities held by DTC.

        Neither we, the trustee, any paying agent, nor the registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

        We obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable. We take no responsibility for the accuracy thereof.

USE OF PROCEEDS

        Unless we state otherwise in the prospectus supplement, we will add the net proceeds from the sale of the securities to our general funds. We may use our general funds for any of the following purposes:

  •
  to acquire property

  •
  to construct additional electric facilities

  •
  to improve or maintain our service

  •
  to redeem or purchase outstanding first mortgage bonds and debt securities and

  •
  to repay short-term borrowings.

If we do not use the proceeds immediately, we may temporarily invest them in short-term instruments.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus:

  •
  through underwriters or dealers

  •
  through agents or

  •
  directly to a limited number of purchasers or to a single purchaser.

        Through Underwriters or Dealers.    If we use underwriters in the sale, the underwriters will buy the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters may sell the securities directly or through underwriting syndicates that managing underwriters represent. Unless we state otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them.

        If we use a dealer in the sale, we will sell those securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices determined at the time of resale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Through Agents.    We may from time to time designate one or more agents to sell the securities. Unless we state otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

        Directly.    We may sell the securities directly to one or more purchasers. In this case, there will be no underwriters or agents.

General Information.

        The prospectus supplement will state:

  •
  the names of any underwriters, dealers or agents

  •
  the terms of the securities offered

  •
  the purchase price of the securities and the proceeds we will receive from the sale

  •
  any initial public offering price

  •
  any underwriting discounts and other items constituting underwriters' compensation and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

        We may authorize agents, underwriters or dealers to solicit offers from certain institutions. We may sell the securities to these institutions for delayed delivery at a specified date in the future. At that time, they will pay the public offering price on the terms we describe in the prospectus supplement.

        We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act of 1933.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Securities and Exchange Commission allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the following documents that we filed with the Securities and Exchange Commission (SEC file number 1-3198):

  •
  Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 1, 2007, as amended by amendment no. 1 on Form 10-K/A, filed on March 1, 2007, and by amendment no. 2 on Form 10-K/A, filed on March 26, 2007.

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, filed on May 9, 2007, August 8, 2007 and October 31, 2007, respectively.

  •
  Current Reports on Form 8-K filed on March 20, 2007, May 1, 2007, May 18, 2007, June 4, 2007, June 11, 2007, June 21, 2007, August 27, 2007, September 26, 2007, October 16, 2007 and November 19, 2007.

        We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we terminate the offering. We are not incorporating by reference any documents or portions of documents that are not deemed "filed" with the Securities and Exchange Commission, including any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of the prospectus shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the prospectus modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the prospectus after the most recent effective date may modify or replace existing statements contained in the prospectus. Any such statement so modified shall not be deemed in its unmodified form to constitute a part of the prospectus for purposes of the Securities Act of 1933. Any statement so superseded shall not be deemed to constitute a part of the prospectus for purposes of the Securities Act of 1933.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of any of this information at no cost, by written or oral request to us at the following address:

Shareowner Services
Idaho Power Company
1221 W. Idaho Street
Boise, ID 83702
Telephone 208-388-2200

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. The public may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. Information about us is also available at our website at http://www.idacorpinc.com. However, the information on our website is not a part of this prospectus.

LEGAL MATTERS

        Thomas R. Saldin, our Senior Vice President and General Counsel, and Dewey & LeBoeuf LLP, New York, New York, will pass upon the validity of the securities and other legal matters for us. Sullivan & Cromwell LLP, New York, New York, will pass upon the validity of the securities for any underwriter, dealer or agent. Dewey & LeBoeuf LLP and Sullivan & Cromwell LLP may, for matters governed by the laws of Idaho, rely upon the opinion of Mr. Saldin.

EXPERTS

        The consolidated financial statements, the related financial statement schedules, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which report on the financial statements and related financial statement schedules expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended March 31, 2007 and 2006, June 30, 2007 and 2006 and September 30, 2007 and 2006, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

        Thomas R. Saldin, our Senior Vice President and General Counsel, has reviewed the statements under "Description of First Mortgage Bonds" relating to the lien of the indenture and the statements as to matters of law and legal conclusions in the documents incorporated by reference. We make these statements in reliance upon his opinion and authority as an expert.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Registration fee	$10,745
Accountants' fees*	30,000
Printing and engraving fees*	40,000
Legal fees*	1,000,000
Indenture recording fees*	5,000
Trustee's fees*	35,000
Rating Agency fees*	150,000
Regulatory Agency fees*	5,000
Blue Sky fees and expenses*	10,000
Other*	14,255

Total*	$1,300,000

*
Estimated

Item 15.    Indemnification of Directors and Officers.

        Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

        Article 12 of our Restated Articles of Incorporation, as amended, provides that we shall indemnify our directors and officers against liability and expenses and shall advance expenses to our directors and officers in connection with any proceeding to the fullest extent permitted by the Act as now in effect or as it may be amended or substituted from time to time. Article 6 of our Amended Bylaws provides that we shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article 6 further provides that we may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

        Pursuant to underwriting agreements filed or to be filed as exhibits to the registration statement relating to underwritten offerings of securities, the underwriters may agree to indemnify each of our officers and directors and each person, if any, who controls us within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act and to provide contribution in circumstances where indemnification is unavailable. Agency agreements may contain similar agreements.

        We have liability insurance protecting our directors and officers against liability by reason of their being or having been directors or officers. The premium, payable solely by us, is not separately allocable to the sale of the securities registered hereby. In addition, we have entered into indemnification agreements with our directors and officers to provide for indemnification to the maximum extent permitted by law.

Item 16.    Exhibits.

Exhibit	Date Filed	File Number	As Exhibit
1.1
The Underwriting Agreement for First Mortgage Bonds and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
1.2
The Underwriting Agreement for Debt Securities and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
*2	3/16/98	333-48031 Form S-4	2	Agreement and Plan of Exchange between IDACORP, Inc. and Idaho Power Company, dated as of February 2, 1998.
*4.1	6/30/89	33-00440 Post-Effective Amendment No. 2 to Form S-3	4(a)(xiii)	Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on June 30, 1989.
*4.2	7/7/93	33-65720 Form S-3	4(a)(ii)
Statement of Resolution Establishing Terms of Flexible Auction Series A, Serial Preferred Stock, Without Par Value (cumulative stated value of $100,000 per share), as filed with the Secretary of State of Idaho on November 5, 1991.
*4.3	7/7/93	33-65720 Form S-3	4(a)(iii)
Statement of Resolution Establishing Terms of 7.07% Serial Preferred Stock, Without Par Value (cumulative stated value of $100 per share), as filed with the Secretary of State of Idaho on June 30, 1993.
*4.4	8/4/00	1-3198 Form 10-Q for quarter ended 6/30/00	3(a)(iii)	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on June 15, 2000.
*4.5	1/26/05	1-3198 Form 8-K dated 1/26/05	3.3	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on January 21, 2005.

Exhibit	Date Filed	File Number	As Exhibit
*4.6	11/19/07	1-3198 Form 8-K dated 11/19/07	3.3	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on November 19, 2007.
*4.7	10/1/98	33-56071-99 Post-Effective Amendment No. 1 to Form S-8	3(d)	Articles of Share Exchange, as filed with the Secretary of State of Idaho on September 29, 1998.
*4.8	11/19/07	1-3198 Form 8-K dated 11/19/07	3.2	Amended Bylaws of Idaho Power Company, amended on November 15, 2007, and presently in effect.
*4.9	6/30/89	33-00440 Post-Effective Amendment No. 2 to Form S-3	2(a)(iii)	Agreement and Plan of Merger, dated March 10, 1989, between Idaho Power Company, a Maine Corporation, and Idaho Power Migrating Corporation.
*4.10		2-3413	B-2	Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees.
*4.11				Supplemental Indentures to Mortgage and Deed of Trust:

		Number	Dated
1-MD	B-2-a	First	July 1, 1939
2-5395	7-a-3	Second	November 15, 1943
2-7237	7-a-4	Third	February 1, 1947
2-7502	7-a-5	Fourth	May 1, 1948
2-8398	7-a-6	Fifth	November 1, 1949
2-8973	7-a-7	Sixth	October 1, 1951
2-12941	2-C-8	Seventh	January 1, 1957
2-13688	4-J	Eighth	July 15, 1957

Exhibit	Date Filed	File Number	As Exhibit
		2-13689	4-K	Ninth	November 15, 1957
		2-14245	4-L	Tenth	April 1, 1958
		2-14366	2-L	Eleventh	October 15, 1958
		2-14935	4-N	Twelfth	May 15, 1959
		2-18976	4-O	Thirteenth	November 15, 1960
		2-18977	4-Q	Fourteenth	November 1, 1961
		2-22988	4-B-16	Fifteenth	September 15, 1964
		2-24578	4-B-17	Sixteenth	April 1, 1966
		2-25479	4-B-18	Seventeenth	October 1, 1966
		2-45260	2(c)	Eighteenth	September 1, 1972
		2-49854	2(c)	Nineteenth	January 15, 1974
		2-51722	2(c)(i)	Twentieth	August 1, 1974
		2-51722	2(c)(ii)	Twenty-first	October 15, 1974
		2-57374	2(c)	Twenty-second	November 15, 1976
		2-62035	2(c)	Twenty-third	August 15, 1978
		33-34222	4(d)(iii)	Twenty-fourth	September 1, 1979
		33-34222	4(d)(iv)	Twenty-fifth	November 1, 1981
		33-34222	4(d)(v)	Twenty-sixth	May 1, 1982
		33-34222	4(d)(vi)	Twenty-seventh	May 1, 1986
		33-00440	4(c)(iv)	Twenty-eighth	June 30, 1989
		33-34222	4(d)(vii)	Twenty-ninth	January 1, 1990
		33-65720	4(d)(iii)	Thirtieth	January 1, 1991
		33-65720	4(d)(iv)	Thirty-first	August 15, 1991
		33-65720	4(d)(v)	Thirty-second	March 15, 1992
		33-65720	4(d)(vi)	Thirty-third	April 1, 1993

Exhibit	Date Filed	File Number	As Exhibit
		1-3198 Form 8-K filed 12/20/93	4	Thirty-fourth	December 1, 1993
		1-3198 Form 8-K filed 11/21/00	4	Thirty-fifth	November 1, 2000
		1-3198 Form 8-K filed 10/1/01	4	Thirty-sixth	October 1, 2001
		1-3198 Form 8-K filed 4/16/03	4	Thirty-seventh	April 1, 2003
		1-3198 Form 10-Q for quarter ended 6/30/03	4(a)(iii)	Thirty-eighth	May 15, 2003
		1-3198 Form 10-Q for quarter ended 9/30/03	4(a)(iii)	Thirty-ninth	October 1, 2003
		1-3198 Form 8-K filed 5/10/05	4	Fortieth	May 1, 2005
		1-3198 Form 8-K filed 10/10/06	4	Forty-first	October 1, 2006
		1-3198 Form 8-K filed 6/4/07	4	Forty-second	May 1, 2007
		1-3198 Form 8-K filed 9/26/07	4	Forty-third	September 1, 2007

Exhibit	Date Filed	File Number	As Exhibit
4.12				Form of Supplemental Indenture relating to the First Mortgage Bonds.
*4.13	8/4/00	1-3198 Form 10-Q for quarter ended 6/30/00	4(b)	Instruments relating to Idaho Power Company American Falls bond guarantee.
*4.14	7/7/93	33-65720 Form S-3	4(f)	Agreement of Idaho Power Company to furnish certain debt instruments.
*4.15	8/16/01	333-67748 Form S-3	4.13	Indenture for Debt Securities dated as of August 1, 2001, between Idaho Power Company, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee.
4.16				Form of Supplemental Indenture relating to the Debt Securities.
5.1				Opinion and consent of Thomas R. Saldin, Esq.
5.2				Opinion and consent of Dewey & LeBoeuf LLP.
*12.1	10/31/07	1-3198 Form 10-Q for quarter ended 9/30/07	12(d)	Computation of Idaho Power Company Ratio of Earnings to Fixed Charges.
*12.2	10/31/07	1-3198 Form 10-Q for quarter ended 9/30/07	12(e)	Computation of Idaho Power Company Supplemental Ratio of Earnings to Fixed Charges.
15				Letter from Deloitte & Touche LLP regarding unaudited interim financial information.
23				Consent of Deloitte & Touche LLP.
24				Power of Attorney (included on the signature page hereof).
25.1
Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, Trustee, under the Mortgage and Deed of Trust pursuant to which First Mortgage Bonds may be issued.

Exhibit	Date Filed	File Number	As Exhibit
25.2
Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), Trustee under the Debt Securities Indenture dated as of August 1, 2001 pursuant to which Debt Securities may be issued.
25.3				Form T-2, Statement of Eligibility under the Trust Indenture Act of 1939 of Stanley Burg under the Mortgage and Deed of Trust pursuant to which First Mortgage Bonds may be issued.

*
Previously filed and incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section 10(a)(3)of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange

Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i)    If the registrant is relying on Rule 430B:

          (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (ii)   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (iii)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (iv)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (v)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (vi)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (i)    The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

POWER OF ATTORNEY

        Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named on the cover of this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign on his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer hereby confers like authority to sign and file on its behalf.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 3rd day of December, 2007.

IDAHO POWER COMPANY
By:	/s/ J. LaMont Keen J. LaMont Keen President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon H. Miller (Jon H. Miller)	Chairman of the Board	December 3, 2007
/s/ J. LaMont Keen (J. LaMont Keen)	President and Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2007
/s/ Darrel T. Anderson (Darrel T. Anderson)	Senior Vice President —Administrative Services and Chief Financial Officer (Principal Financial and Accounting Officer)	December 3, 2007
/s/ Judith A. Johansen (Judith A. Johansen)	Director	December 3, 2007
/s/ Christine King (Christine King)	Director	December 3, 2007

Signature	Title	Date

/s/ Gary G. Michael (Gary G. Michael)	Director	December 3, 2007
/s/ Peter S. O'Neill (Peter S. O'Neill)	Director	December 3, 2007
/s/ Jan B. Packwood (Jan B. Packwood)	Director	December 3, 2007
(Richard G. Reiten)	Director
/s/ Joan H. Smith (Joan H. Smith)	Director	December 3, 2007
/s/ Robert A. Tinstman (Robert A. Tinstman)	Director	December 3, 2007
/s/ Thomas J. Wilford (Thomas J. Wilford)	Director	December 3, 2007

EXHIBIT INDEX

Exhibit	Date Filed	File Number	As Exhibit
1.1				The Underwriting Agreement for First Mortgage Bonds and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
1.2
				The Underwriting Agreement for Debt Securities and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
*2	3/16/98	333-48031 Form S-4	2	Agreement and Plan of Exchange between IDACORP, Inc. and Idaho Power Company, dated as of February 2, 1998.
*4.1	6/30/89	33-00440 Post-Effective Amendment No. 2 to Form S-3	4(a)(xiii)	Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on June 30, 1989.
*4.2	7/7/93	33-65720 Form S-3	4(a)(ii)
				Statement of Resolution Establishing Terms of Flexible Auction Series A, Serial Preferred Stock, Without Par Value (cumulative stated value of $100,000 per share), as filed with the Secretary of State of Idaho on November 5, 1991.
*4.3	7/7/93	33-65720 Form S-3	4(a)(iii)
				Statement of Resolution Establishing Terms of 7.07% Serial Preferred Stock, Without Par Value (cumulative stated value of $100 per share), as filed with the Secretary of State of Idaho on June 30, 1993.
*4.4	8/4/00	1-3198 Form 10-Q for quarter ended 6/30/00	3(a)(iii)	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on June 15, 2000.
*4.5	1/26/05	1-3198 Form 8-K dated 1/26/05	3.3	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on January 21, 2005.
*4.6	11/19/07	1-3198 Form 8-K dated 11/19/07	3.3	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on November 19, 2007.

Exhibit	Date Filed	File Number	As Exhibit
*4.7	10/1/98	33-56071-99 Post-Effective Amendment No. 1 to Form S-8	3(d)	Articles of Share Exchange, as filed with the Secretary of State of Idaho on September 29, 1998.
*4.8	11/19/07	1-3198 Form 8-K dated 11/19/07	3.2	Amended Bylaws of Idaho Power Company, amended on November 15, 2007, and presently in effect.
*4.9	6/30/89	33-00440 Post-Effective Amendment No. 2 to Form S-3	2(a)(iii)	Agreement and Plan of Merger, dated March 10, 1989, between Idaho Power Company, a Maine Corporation, and Idaho Power Migrating Corporation.
*4.10		2-3413	B-2	Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees.
*4.11				Supplemental Indentures to Mortgage and Deed of Trust:

		Number	Dated
1-MD	B-2-a	First	July 1, 1939
2-5395	7-a-3	Second	November 15, 1943
2-7237	7-a-4	Third	February 1, 1947
2-7502	7-a-5	Fourth	May 1, 1948
2-8398	7-a-6	Fifth	November 1, 1949
2-8973	7-a-7	Sixth	October 1, 1951
2-12941	2-C-8	Seventh	January 1, 1957
2-13688	4-J	Eighth	July 15, 1957
2-13689	4-K	Ninth	November 15, 1957
2-14245	4-L	Tenth	April 1, 1958
2-14366	2-L	Eleventh	October 15, 1958

Exhibit	Date Filed	File Number	As Exhibit
		2-14935	4-N	Twelfth	May 15, 1959
		2-18976	4-O	Thirteenth	November 15, 1960
		2-18977	4-Q	Fourteenth	November 1, 1961
		2-22988	4-B-16	Fifteenth	September 15, 1964
		2-24578	4-B-17	Sixteenth	April 1, 1966
		2-25479	4-B-18	Seventeenth	October 1, 1966
		2-45260	2(c)	Eighteenth	September 1, 1972
		2-49854	2(c)	Nineteenth	January 15, 1974
		2-51722	2(c)(i)	Twentieth	August 1, 1974
		2-51722	2(c)(ii)	Twenty-first	October 15, 1974
		2-57374	2(c)	Twenty-second	November 15, 1976
		2-62035	2(c)	Twenty-third	August 15, 1978
		33-34222	4(d)(iii)	Twenty-fourth	September 1, 1979
		33-34222	4(d)(iv)	Twenty-fifth	November 1, 1981
		33-34222	4(d)(v)	Twenty-sixth	May 1, 1982
		33-34222	4(d)(vi)	Twenty-seventh	May 1, 1986
		33-00440	4(c)(iv)	Twenty-eighth	June 30, 1989
		33-34222	4(d)(vii)	Twenty-ninth	January 1, 1990
		33-65720	4(d)(iii)	Thirtieth	January 1, 1991
		33-65720	4(d)(iv)	Thirty-first	August 15, 1991
		33-65720	4(d)(v)	Thirty-second	March 15, 1992
		33-65720	4(d)(vi)	Thirty-third	April 1, 1993
		1-3198 Form 8-K filed 12/20/93	4	Thirty-fourth	December 1, 1993

Exhibit	Date Filed	File Number	As Exhibit
		1-3198 Form 8-K filed 11/21/00	4	Thirty-fifth	November 1, 2000
		1-3198 Form 8-K filed 10/1/01	4	Thirty-sixth	October 1, 2001
		1-3198 Form 8-K filed 4/16/03	4	Thirty-seventh	April 1, 2003
		1-3198 Form 10-Q for quarter ended 6/30/03	4(a)(iii)	Thirty-eighth	May 15, 2003
		1-3198 Form 10-Q for quarter ended 9/30/03	4(a)(iii)	Thirty-ninth	October 1, 2003
		1-3198 Form 8-K filed 5/10/05	4	Fortieth	May 1, 2005
		1-3198 Form 8-K filed 10/10/06	4	Forty-first	October 1, 2006
		1-3198 Form 8-K filed 6/4/07	4	Forty-second	May 1, 2007
		1-3198 Form 8-K filed 9/26/07	4	Forty-third	September 1, 2007
4.12				Form of Supplemental Indenture relating to the First Mortgage Bonds.

Exhibit	Date Filed	File Number	As Exhibit
*4.13	8/4/00	1-3198 Form 10-Q for quarter ended 6/30/00	4(b)	Instruments relating to Idaho Power Company American Falls bond guarantee.
*4.14	7/7/93	33-65720 Form S-3	4(f)	Agreement of Idaho Power Company to furnish certain debt instruments.
*4.15	8/16/01	333-67748 Form S-3	4.13	Indenture for Debt Securities dated as of August 1, 2001, between Idaho Power Company, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee.
4.16				Form of Supplemental Indenture relating to the Debt Securities.
5.1				Opinion and consent of Thomas R. Saldin, Esq.
5.2				Opinion and consent of Dewey & LeBoeuf LLP.
*12.1	10/31/07	1-3198 Form 10-Q for quarter ended 9/30/07	12(d)	Computation of Idaho Power Company Ratio of Earnings to Fixed Charges.
*12.2	10/31/07	1-3198 Form 10-Q for quarter ended 9/30/07	12(e)	Computation of Idaho Power Company Supplemental Ratio of Earnings to Fixed Charges.
15				Letter from Deloitte & Touche LLP regarding unaudited interim financial information.
23				Consent of Deloitte & Touche LLP.
24				Power of Attorney (included on the signature page hereof).
25.1
Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, Trustee, under the Mortgage and Deed of Trust pursuant to which First Mortgage Bonds may be issued.

Exhibit	Date Filed	File Number	As Exhibit
25.2				Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), Trustee under the Debt Securities Indenture dated as of August 1, 2001 pursuant to which Debt Securities may be issued.
25.3				Form T-2, Statement of Eligibility under the Trust Indenture Act of 1939 of Stanley Burg under the Mortgage and Deed of Trust pursuant to which First Mortgage Bonds may be issued.

*
Previously filed and incorporated herein by reference.

QuickLinks

TABLE OF CONTENTS
RISK FACTORS
FORWARD-LOOKING STATEMENTS
ABOUT IDAHO POWER COMPANY
RATIOS OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF FIRST MORTGAGE BONDS
DESCRIPTION OF DEBT SECURITIES
BOOK-ENTRY SYSTEM
USE OF PROCEEDS
PLAN OF DISTRIBUTION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
POWER OF ATTORNEY
SIGNATURES
EXHIBIT INDEX